UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2020

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2020, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) approved and adopted the 2020 Match Group, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”). The Director Deferred Compensation Plan allows each non-employee director to defer all or a portion of their Board retainer into cash or stock units. The Director Deferred Compensation Plan, which is effective as of October 23, 2020, will apply to compensation earned and deferred after December 31, 2020.
In accordance with the Director Deferred Compensation Plan, a participant may irrevocably elect to defer all or a portion of their annual retainer fees (including fees for services as a chair or member of one or more committee(s) of the Board) until such director’s separation from service with the Company. Upon a separation from service, the participant will be entitled to receive a payment of his or her account balance in either a lump sum or in equal annual installments over a period not to exceed five years.
A participant may elect to defer fees into (i) share units representing a number of shares of common stock of the Company, par value $.001 per share, that could have been purchased with the deferred fees that otherwise would have been payable to the participant on each payment date and (ii) a cash fund. Any amounts that are contributed to the cash fund will be credited with deemed interest at the rate set forth in the Director Deferred Compensation Plan.
The above summary is qualified in its entirety by reference to the full text of the Director Deferred Compensation Plan, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.
In addition, on October 23, 2020, the Committee approved an amendment to the Company’s Non-Employee Director Compensation Program (the “Non-Employee Director Compensation Program”) to provide that all non-employee directors will be covered by such program. The amendment also provides that the Chairman of the Board will receive an annual cash retainer in the amount of $80,000. Such changes are effective as of the Company’s separation from IAC/InterActive Corp on June 30, 2020 (the “Separation”).
As a result of the amendment to the Non-Employee Director Compensation Program, two of the Company’s non-employee directors, Joseph Levin and Glenn Schiffman, became eligible to receive an annual retainer for their service on the Board following the Separation in the amount of $130,000 and $50,000, respectively. Also as a result of this amendment, Messrs. Levin and Schiffman became eligible to receive an equity award for their service on the Board following the Separation. Accordingly, on October 23, 2020, each of Messrs. Levin and Schiffman was granted an award of restricted stock units with a value of $250,000 as of the grant date, as compensation for such service.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	2020 Match Group, Inc. Deferred Compensation Plan for Non-Employee Directors
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
Chief Legal Officer and Secretary

Date: October 27, 2020